Exhibit 5.1

February 28, 2023

Digital Ally, Inc.

14001 Marshall Drive

Lenexa, KS 66215

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-8, as supplemented or amended from time to time (the “Registration Statement”), filed by Digital Ally, Inc., a Nevada corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 23, 2023. The Registration Statement relates to the registration under the Securities Act of an aggregate of 90,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) issuable under the Company’s 2022 Stock Option and Restricted Stock Plan (the “2022 Plan”).

We have been requested by the Company to render this opinion letter with respect to the legality of the Shares being registered under the Registration Statement.

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of (i) the Company’s articles of incorporation, as amended, (ii) the Company’s bylaws and (iii) the Registration Statement, including all exhibits filed therewith, and have also examined and relied upon minutes of meetings and/or resolutions of the board of directors of the Company as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and that each signatory to such document has or will have sufficient legal capacity to execute such document. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

For purposes of our opinion, we have examined an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes. Such examination was limited to the provisions of such statute only, and did not include any annotations or commentary related thereto. Other than such examination and our examination of the documents indicated above, we have made no other examination in connection with this opinion and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company, and when granted and delivered by the Company to the 2022 Plan participants pursuant to the terms of the 2022 Plan and the underlying award agreements executed pursuant to such plan in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP

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